Exhibit 99.1

NEWELL BRANDS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in millions, except per share data)

	For the three months ended September 30, 2018			For the nine months ended September 30, 2018
	Press Release	10Q	Change	Press Release	10Q	Change
Net sales	$2,277.2	$2,277.2	$—	$6,290.3	$6,290.3	$—
Cost of products sold	1,460.2	1,460.2	—	4,093.2	4,093.2	—

GROSS PROFIT	817.0	817.0	—	2,197.1	2,197.1	—
% of sales	35.9%	35.9%		34.9%	34.9%
Selling, general and administrative expenses	575.7	575.7	—	1,815.6	1,815.6	—
	25.3%	25.3%		28.9%	28.9%
Restructuring costs, net	11.4	11.4	—	62.5	62.5	—
Impairment of goodwill, intangibles and other assets	8,133.7	8,133.7	—	8,165.3	8,165.3	—

OPERATING LOSS	(7,903.8)	(7,903.8)	—	(7,846.3)	(7,846.3)	—
% of sales	(347.1)%	(347.1)%		(124.7)%	(124.7)%

Nonoperating expenses:
Interest expense, net	105.6	105.6	—	342.2	342.2	—
Loss on extinguishment of debt	—	—	—	—	—	—
Other (income) expense, net	3.9	3.9	—	(10.7)	(10.7)	—

	109.5	109.5	—	331.5	331.5	—

LOSS BEFORE INCOME TAXES	(8,013.3)	(8,013.3)	—	(8,177.8)	(8,177.8)	—

% of sales	(351.9)%	(351.9)%		(130.0)%	(130.0)%

Income tax benefit	(1,218.0)	(1,218.0)	—	(1,251.4)	(1,251.4)	—
Effective rate	15.2%	15.2%		15.3%	15.3%

LOSS FROM CONTINUING OPERATIONS	(6,795.3)	(6,795.3)	—	(6,926.4)	(6,926.4)	—

% of sales	(298.4)%	(298.4)%		(110.1)%	(110.1)%
Loss from discontinued operations, net of tax	(317.1)	(515.7)	198.6	(1.0)	(199.6)	198.6

NET LOSS	$(7,112.4)	$(7,311.0)	$198.6	$(6,927.4)	$(7,126.0)	$198.6

% of sales	(312.3)%	(321.1)%		(110.1)%	(113.3)%

Weighted average common shares outstanding:
Basic	471.0	471.0		481.1	481.1
Diluted	471.0	471.0		481.1	481.1

Earnings (loss) per share:
Basic:
Income (loss) from continuing operations	$(14.43)	$(14.43)	$—	$(14.40)	$(14.40)	$—
Income (loss) from discontinued operations	(0.67)	(1.09)	0.42	—	(0.41)	0.41

NET LOSS	$(15.10)	$(15.52)	$0.42	$(14.40)	$(14.81)	$0.41
Diluted:
Income (loss) from continuing operations	$(14.43)	$(14.43)	$—	$(14.40)	$(14.40)	$—
Income (loss) from discontinued operations	(0.67)	(1.09)	0.42	—	(0.41)	0.41

NET LOSS	$(15.10)	$(15.52)	$0.42	$(14.40)	$(14.81)	$0.41
Dividends per share	$0.23	$0.23		$0.69	$0.69	$—

NEWELL BRANDS INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in millions)

	As of September 30, 2018
	Press Release	10Q	Change
Assets
Current assets
Cash and cash equivalents	$1,443.6	$1,443.6	$—
Accounts receivable, net	2,015.4	2,015.4	—
Inventories, net	1,857.5	1,857.5	—
Prepaid expenses and other current assets	284.5	279.6	(4.9)
Current assets held for sale	6,718.2	6,612.4	(105.8)

Total current assets	12,319.2	12,208.5	(110.7)
Property, plant and equipment, net	916.9	916.9	—
Goodwill	2,973.6	2,973.6	—
Other intangible assets, net	5,771.4	5,771.4	—
Deferred income taxes	207.4	206.1	(1.3)
Other assets	321.6	321.6	—

TOTAL ASSETS	$22,510.1	$22,398.1	$(112.0)

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,172.0	$1,172.0	$—
Accrued compensation	139.6	139.6	—
Other accrued liabilities	1,256.1	1,256.1	—
Short-term debt and current portion of long-term debt	316.3	316.3	—
Current liabilities held for sale	1,408.5	1,212.7	(195.8)

Total current liabilities	4,292.5	4,096.7	(195.8)
Long-term debt	9,296.8	9,296.8	—
Deferred income taxes	1,281.3	1,563.7	282.4
Other non-current liabilities	1,414.7	1,414.7	—

Total liabilities	$16,285.3	$16,371.9	$86.6

Stockholders’ equity
Total stockholders’ equity attributable to parent	6,191.9	5,993.3	(198.6)
Total stockholders’ equity attributable to non-controlling interests	32.9	32.9	—

Total stockholders’ equity	$6,224.8	$6,026.2	$(198.6)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,510.1	$22,398.1	$(112.0)

NEWELL BRANDS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in millions)

	For the nine months ended September 30, 2018
	Press Release	10Q	Change
Operating Activities
Net loss	$(6,927.4)	$(7,126.0)	$(198.6)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	337.6	337.6	—
Impairment of goodwill, intangibles and other assets	9,136.1	9,248.1	112.0
Gain from sale of businesses, net	(489.3)	(489.3)	—
Loss on extinguishment of debt	—	—	—
Deferred income taxes	(1,279.7)	(1,193.1)	86.6
Stock based compensation expense	57.9	57.9	—
Other, net	2.9	2.9	—

Changes in operating accounts excluding the effects of acquisitions and divestitures:
Accounts receivable	(122.4)	(122.4)	—
Inventories	(262.3)	(262.3)	—
Accounts payable	(61.4)	(61.4)	—
Accrued liabilities and other	(210.4)	(210.4)	—

Net cash provided by (used in) operating activities	$181.6	$181.6	$—

Investing Activities
Proceeds from sale of divested businesses	2,774.6	2,774.6	—
Acquisitions and acquisition-related activities	—	—	—
Capital expenditures	(273.7)	(273.7)	—
Other investing activities	58.4	58.4	—

Net cash provided by (used in) investing activities	$2,559.3	$2,559.3	$—

Financing Activities

Net short term borrowings	(903.9)	(903.9)	—
Payments on long-term debt	(2.0)	(2.0)	—
Repurchase and retirement of shares of common stock	(511.1)	(511.1)	—
Cash dividends	(332.3)	(332.3)	—
Payments to dissenting shareholders	—	—	—
Option proceeds net of repurchase of restricted shares for vesting and other, net	(18.7)	(18.7)	—

Net cash used in financing activities	$(1,768.0)	$(1,768.0)	$—
Exchange rate effect on cash and cash equivalents	(15.0)	(15.0)	—

Increase (decrease) in cash and cash equivalents	957.9	957.9	—
Cash and cash equivalents at beginning of period	485.7	485.7	—

Cash and cash equivalents at end of period	$1,443.6	$1,443.6	$—